UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2012

GLOBAL EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

On November 8, 2012, Global Eagle Acquisition Corp. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Row 44 Merger Agreement”) by and among the Company, EAGL Merger Sub Corp. (“Merger Sub”), Row 44, Inc. (“Row 44”), and PAR Investment Partners, L.P. (“PAR”), providing for the merger of Merger Sub with and into Row 44, with Row 44 surviving the merger as a wholly-owned subsidiary of the Company. Concurrently with the signing of the Row 44 Merger Agreement, the Company and PAR entered into a Stock Purchase Agreement (the “AIA Stock Purchase Agreement”), providing for the acquisition by the Company of 20,464,581 shares, or approximately, 86% of the issued and outstanding shares of Advanced Inflight Alliance AG (“AIA”) (the transactions contemplated by the Roww 44 Merger Agreement and the AIA Stock Purchase Agreement, collectively, the “Business Combination”).

The Company also entered into an Amended and Restated Common Stock Purchase Agreement and a Common Stock Purchase Agreement with certain backstop investors, each dated November 8, 2012, as described below.

The Row 44 Merger Agreement

The Row 44 Merger Agreement provides for the merger of Merger Sub with and into Row 44, whereby Row 44 will become a wholly-owned subsidiary of the Company (the “Row 44 Merger”).

 Merger Consideration

Pursuant to the Row 44 Merger Agreement, upon the effectiveness of the Row 44 Merger, all shares of capital stock (including common and preferred stock) of Row 44 then outstanding will be converted into the right to receive shares of common stock of the Company (collectively, the “Closing Net Merger Shares”), and all options to purchase common stock of Row 44 will be net stock settled for shares of common stock of the Company (collectively, the “Row 44 Option Settlement Shares”). The aggregate number of Closing Net Merger Shares and Row 44 Option Settlement Shares, taken together, to be issued at the closing of the Row 44 Merger is calculated by (a) dividing (i) $250,000,000, (A) plus or minus any estimated working capital surplus or deficit at closing, as applicable, (B) minus the estimated indebtedness of Row 44 at closing, including (1) the amount of $11,875,00 payable to PAR and (2) any obligations of Row 44 under any note or other agreement to repurchase shares of capital stock of Row 44 (which in the aggregate may not exceed $13,100,000) and (C) minus the aggregate Black-Scholes value of certain warrants of Row 44 being assumed by the Company at closing, by (ii) $10.00, and then (b) subtracting the number of shares of common stock of the Company into which (i) the vested portion of a certain performance warrant of Row 44 and (ii) any unexercised Row 44 penny warrants will be exercisable from and after the Row 44 Merger. The Company will also assume all outstanding warrants of Row 44 as of the closing of the Row 44 Merger.

The number of shares issued to Row 44 equity holders will be adjusted following the closing of the Business Combination (the “Closing”) to reflect actual working capital and indebtedness of Row 44 as of the Closing date.

The shares issued to Row 44 equity holders will be subject to certain restrictions on transfer for a period of time post-Closing, which are described in greater detail in the Row 44 Merger Agreement.

Escrow Shares

Ten percent (10%) of the Company shares to be issued to Row 44 stockholders will be placed in escrow to secure (i) any post-Closing purchase price adjustment due to the Company from Row 44 pursuant to the terms of the Row 44 Merger Agreement and (ii) Row 44's indemnification obligations under the Row 44 Merger Agreement. Any shares in escrow which are not subject to pending claims as of the date 18 months after the Closing will be released to the Row 44 stockholders.

Row 44 Share Repurchase Right

The Row 44 Merger Agreement provides that, prior to the Closing, Row 44 will have the right to repurchase up to $13.125 million in shares of capital stock of Row 44 from one or more Row 44 stockholders, which may be paid in the form of cash, promissory notes issued by Row 44 or a combination of thereof. Such amounts will reduce the number of shares issuable to Row 44 equity holders accordingly.

Representations and Warranties

Under the Row 44 Merger Agreement, each of Row 44, on one hand, and the Company and Merger Sub, on the other hand, made customary representations and warranties for transactions of this nature. All representations and warranties made under the Row 44 Merger Agreement survive for a period of 18 months after Closing.

Conditions to Completion of the Row 44 Merger

Consummation of the Row 44 Merger Agreement is subject to customary conditions of the respective parties, including receipt of consents of applicable third parties and governmental authorities and required stockholder approvals, including the approval of the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation.

In addition, consummation of the Row 44 Merger Agreement is subject to other closing conditions, including, among others: (i) that the transactions contemplated by the AIA Stock Purchase Agreement have been consummated; (ii) that there has been no material adverse effect on Row 44’s business or prospects; (iii) that the Company has not redeemed and is not otherwise obligated to redeem more than 15,036,667 of its shares held by public stockholders (as such number may be increased); (iv) that the amount to be released to the Company from its trust account that holds the proceeds of the Company’s initial public offering (assuming no redemptions of Company shares and no additional issuances of the Company’s capital stock) will be no less than $169,643,330.90; (v) that the organizational documents of the Company will be amended and restated in such form as agreed to between the parties; and (vi) that PAR has complied with its obligations under the Amended and Restated Common Stock Purchase Agreement with the Company.

Termination

The Row 44 Merger Agreement may be terminated under certain limited circumstances at any time prior to the consummation of the Row 44 Merger (whether before or after the required stockholder votes of Row 44 and the Company have been obtained). In the event that the Company terminates due to Row 44’s breach of its exclusivity covenants, then Row 44 shall pay to the Company at the closing of the alternative transaction a termination fee of $25.0 million, plus any transaction fees and expenses incurred by the Company, up to a maximum of $27.5 million (the “Termination Fee”). In the event that Row 44 terminates due to the Company’s breach of its exclusivity covenants, then the Company shall pay to Row 44 the Termination Fee upon signing of the term sheet or definitive agreement for such alternative transaction. If the Row 44 Merger Agreement is terminated pursuant to the provisions of the Row 44 Merger Agreement, all further obligations of the parties thereunder, other than with respect to payment of the termination payment, if applicable, will terminate without any liability of any party thereto, other than any obligation or liability arising from any prior willful breach by such party.

Indemnification

Under the Row 44 Merger Agreement, from and after the closing, the former Row 44 stockholders will hold harmless and indemnify the Company and its affiliates from and against any damages directly or indirectly suffered by the Company relating to (i) breaches of representations or warranties of Row 44, (ii) breaches of covenants of Row 44, (iii) the exercise of any appraisal rights by any Row 44 stockholder, (iv) any indebtedness of Row 44 not included in the post-closing purchase price adjustments, or (v) any claim with respect to the allocation of Company shares among the Row 44 equity holders. Other than certain limited exceptions, such indemnification obligations are subject to a cap of the value of the shares in escrow, using a price of $10.00 per Company share (the “Cap”), and with respect to breaches of representations and warranties, a threshold value of such aggregate claims of $2.5 million (the “Threshold Amount”), and the rights of the Company and its affiliates with respect to such indemnification obligations are limited to the release of Company shares from the escrow account.

From and after the Closing, the Company shall hold harmless and indemnify the Row 44 stockholders and their affiliates from and against any damages directly or indirectly suffered by them relating to breaches of representations or warranties or covenants of the Company. Other than certain limited exceptions, such indemnification obligations are subject to the Cap, and with respect to breaches of representations and warranties, the Threshold Amount.

A copy of the Row 44 Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Row 44 Merger Agreement is qualified in its entirety by reference thereto. The Row 44 Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating each of such agreement. The representations, warranties and covenants in the Row 44 Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

The AIA Stock Purchase Agreement

Concurrently with the closing of the Row 44 Merger, the Company will acquire from PAR approximately 86% of the issued and outstanding shares of AIA in exchange for 14,368,233 shares of non-voting common stock of the Company. After consummation of the Business Combination, approximately 14% of the issued and outstanding shares of AIA will remain held by stockholders other than the Company, and AIA’s shares will continue to be traded on Frankfurt Stock Exchange. As required by the German Securities Acquisition and Takeover Act, the Company expects to commence a tender offer in accordance with German law for the remaining 14% of the issued and outstanding shares of AIA as soon as practicable after the Closing.

The closing of the transactions contemplated by the AIA Stock Purchase Agreement is subject to certain customary conditions, including the approval of the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation. Each of the Company and PAR has made representations and warranties in the AIA Stock Purchase Agreement, which representations and warranties will survive from the period beginning on the Closing date and ending on the date that is eighteen (18) months following the Closing date, other than certain fundamental representations and warranties which will survive indefinitely. Each of the Company and PAR have agreed to indemnify each other for certain losses related to breaches of the representations, warranties and covenants. Concurrently with the execution of the AIA Stock Purchase Agreement, AIA delivered a certificate to the Company certifying that the statements set out in Annex A to the AIA Stock Purchase Agreement are true and correct. Such statements do not survive the Closing and the Company will not be entitled to any indemnification from AIA for any losses related to breaches of any such statements.

  The AIA Stock Purchase Agreement may be terminated under certain limited circumstances at any time prior to the Closing (whether before or after the required Company stockholder vote has been obtained). In the event of the termination of the AIA Stock Purchase Agreement, pursuant to the termination provisions contained therein, the AIA Stock Purchase Agreement will become null and void and have no effect, without any liability on the part of PAR or the Company and their respective directors, officers, employees, partners or stockholders and all rights and obligations of any party hereto shall cease, with certain exceptions.

A copy of the AIA Stock Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the AIA Stock Purchase Agreement is qualified in its entirety by reference thereto. The AIA Stock Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating each of such agreement. The representations, warranties and covenants in the AIA Stock Purchase Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

Backstop Agreements

If the Company’s public stockholders exercise their right to redeem shares of the Company’s common stock in connection with the Business Combination, PAR has agreed to purchase from the Company at the closing a number of shares of the Company’s common stock equal to the number of shares redeemed, at a purchase price of $10.00 per share, up to a maximum of 4,750,000 shares (the “PAR Backstop Agreement”). If the Company’s public stockholders redeem less than 4,750,000 shares, PAR will have the option to purchase from the Company at the closing a number of shares of its common stock equal to 4,750,000 minus the number of shares PAR will be required to purchase pursuant to the PAR Backstop Agreement. The shares of common stock that PAR will receive pursuant to the Backstop Agreement may include shares of the Company’s voting and non-voting common stock in such proportions as PAR may determine in its sole discretion. As the first investor to commit to a backstop agreement, Row 44 will pay PAR $11,875,000 in cash at the closing, which payment will reduce the number of shares payable by the Company to Row 44 equity holders in the Row 44 Merger. A copy of the PAR Backstop Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

If the Company’s public stockholders exercise their right to redeem shares of the Company’s common stock in connection with the Business Combination, Putnam Capital Spectrum Fund and Putnam Equity Fund (collectively, “Putnam”) has agreed to purchase from the Company at the closing a number of shares of the Company’s common stock equal to the number of shares redeemed, at a purchase price of $10.00 per share, up to a maximum of 2,375,000 shares (the “Putnam Backstop Agreement”). If the Company’s public stockholders redeem less than 2,375,000 shares, Putnam will have the option to purchase from the Company at the closing a number of shares of its common stock equal to 2,375,000 minus the number of shares Putnam will be required to purchase pursuant to the Putnam Backstop Agreement. A copy of the Putnam Backstop Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

If the Company’s public stockholders redeem less than 7,125,000 shares, then each of PAR and Putnam will be required to purchase only their pro rata portion of any shares to be purchased, calculated on the basis of their original commitments.

Item 3.02 Unregistered Shares of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company’s common stock to be issued in connection with the Row 44 Merger Agreement, the AIA Stock Purchase Agreement, the PAR Backstop Agreement and the Putnam Backstop Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the registration requirements as provided in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Additional Information About the Transaction and Where to Find It

The Company intends to file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement of the Company in connection with the Business Combination and will mail a definitive proxy statement and other relevant documents to its stockholders.  The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement will contain important information about AIA, Row 44, the Company and the Business Combination. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Global Eagle Acquisition Corp., 10900 Wilshire Blvd., Suite 1500, Los Angeles, CA 90024.  Attn.: James A. Graf, Chief Financial Officer.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC, and will also be contained in the  proxy statement for the Business Combination when available.

Forward Looking Statements

This Current Report on Form 8-K may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed business combination with Row 44 and AIA, as well as the expected  performance, strategies, prospects and other aspects of the businesses of the Company, AIA, Row 44 and the combined company after completion of the proposed business combination, are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Row 44 Merger Agreement or the AIA Stock Purchase Agreement (the “Business Combination Agreements”), (2) the outcome of any legal proceedings that may be instituted against the Company, AIA, Row 44 or others following announcement of the Business Combination Agreements and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination Agreements due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Business Combination Agreement, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination Agreements; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that AIA and Row 44 may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement to be filed by the Company with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by the Company.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company, AIA and Row 44 undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1*†	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P.
10.2*†	Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P.
10.3*†	Amended and Restated Common Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P.
10.4*†	Common Stock Purchase Agreement, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., Putnam Capital Spectrum Fund and Putnam Equity Fund.

* Filed herewith.

†The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle Acquisition Corp.

Dated: November 14, 2012	By:	/s/ James A. Graf
		Name:	James A. Graf
		Title:	Vice President

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1*†	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P.
10.2*†	Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P.
10.3*†	Amended and Restated Common Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P.
10.4*†	Common Stock Purchase Agreement, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., Putnam Capital Spectrum Fund and Putnam Equity Fund.

* Filed herewith.

†The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.